Exhibit 99.1

Contacts:
Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7600	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Acquires Automatic Laundry Company

Acquisition Strengthens Mac-Gray’s Core Business

and Complements Western Operations

WALTHAM, MA, April 1, 2008 – Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services and energy-efficient MicroFridge® appliances to multi-unit housing locations, today announced that it has acquired Automatic Laundry Company, Ltd., for a purchase price of $116 million, consisting of approximately $106 million in cash and a $10 million unsecured note, subject to certain post-closing adjustments.

Based in Denver, CO., with nine branch offices throughout the country, Automatic is a division of the Pace Companies in Fort Worth, Texas, and is estimated to be the fourth largest laundry facilities contractor in the nation.  For the year ended December 31, 2007, Automatic generated approximately $65 million in revenue. The transaction is expected to be accretive to earnings in the first 12 months of combined operations.  Acquiring Automatic will enable MacGray to:

•             Increase its operational density and therefore efficiency, within several key markets including Denver, Phoenix, Seattle, Dallas, and Birmingham; the immediate benefit will be the opportunity to capture cost savings by combining branch offices and closing redundant facilities;

•             Pursue opportunities to cross-sell Mac-Gray’s suite of Intelligent Laundry™ Solutions to drive incremental revenue;

•             Expand the scope and scale of its commercial laundry equipment distribution business; and

•             Establish a significantly greater presence in the Western U.S.

“The addition of Automatic Laundry Company aligns perfectly with our strategy of increasing density in existing markets and establishing leadership positions in new markets,” said Stewart G. MacDonald, Mac-Gray’s chairman and chief executive officer.  “Automatic fulfills the promise of our January 2005 acquisition, which established our roadmap for creating a larger Mac-Gray footprint in the western United States.  We are already in all 11 states where they do business, and the combination of Automatic with our 2005 acquired operations now provides us with a very strong market position in a number of key metropolitan areas including Denver, Phoenix, Seattle and Dallas.

“For more than 40 years, Automatic Laundry Company has been a recognized leader in laundry facilities management.  Beyond the geographic match, the acquisition of Automatic also represents a natural cultural fit for Mac-Gray, as their approach to customer service and commitment to quality closely mirrors our own.  The acquisition brings to Mac-Gray a talented group of industry professionals and a well-managed portfolio of long-term facilities management contracts.”

“In an industry where brand equity and customer service are critical, Mac-Gray has a long and distinguished reputation,” said Tom Burgett, President of Automatic. “We believe this represents a tremendous opportunity to combine two truly dynamic organizations.  Mac-Gray’s history of innovation closely aligns with our heritage of delivering our customers the latest in laundry technology and continually upgrading the services we offer.”

Mac-Gray is funding the acquisition with $185 million in new senior bank credit facilities led by Bank of America.  The new lending group also includes Key Bank, Wells Fargo Bank, TD Banknorth, and Fifth Third Bank, along with ten other banks.

Anna Colton, Middle Market Banking executive for Bank of America in Boston, said, “We are pleased to have facilitated this acquisition, and are confident about the potential for Mac-Gray. In a difficult lending environment, and with the tightening in the nation’s credit markets, this deal stands out.  Sixteen banks requested to participate in the new credit facility, and the amount they committed was well beyond what was sought.  That is a testament to the quality of the Mac-Gray story.  We look forward to maintaining our excellent working relationship with the company going forward.”

Updated Financial Guidance

Based on the addition of Automatic Laundry Company and current market conditions, Mac-Gray is revising its previously announced guidance for 2008.  The Company now expects:

•                  laundry facilities management revenue in the range of $305 million to $315 million; revised from a previous range of $260 million to $270 million;

•                  product sales revenue in the range of $50 million to $55 million; and

•                  capital expenditures, including laundry facilities management contract incentives, in the range of $33 million to $37 million; revised from a previous range of $30 million to $34 million.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to vacancy rates.  These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ materially from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 3:00 p.m. (ET) today during which Stewart MacDonald, Mac-Gray’s chairman and chief executive officer, and Michael Shea, executive vice president and chief financial officer, will discuss the acquisition of Automatic Laundry Company.  To hear a live broadcast of the call, log onto www.macgray.com or dial (800) 688-0796 or (617) 614-4070 and provide passcode 39711804 prior to the call.

You can also access a replay of the conference call in the Investor Relations section of Mac-Gray’s website at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the management of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry facilities under long-term leases.  These leases typically grant Mac-Gray the exclusive contract rights to laundry facilities on the lessor’s premises for a fixed term, which is generally 7 to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray serves approximately 80,000 multi-housing laundry facilities located in 43 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division.  This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® also markets Whirlpool’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States.  MicroFridge® and Maytag® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry™ Solutions, Intelligent Laundry™ Systems, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation.  MicroFridge® is a registered trademark of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s current expectations regarding its acquisition of Automatic and related growth prospects, synergies and cost savings, and guidance for fiscal 2008.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to identify and successfully acquire laundry facility business, successfully integrate acquired assets and operations, and service the increased debt incurred to finance acquisitions, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.